UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 30, 2017

AECOM

(Exact name of Registrant as specified in its charter)

Delaware	000-52423	61-1088522
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1999 Avenue of the Stars, Suite 2600

Los Angeles, California  90067

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code  (213) 593-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 7.01  Regulation FD Disclosure.

On June 30, 2017, AECOM issued a press release announcing the completion of its exchange offer to exchange up to $1 billion aggregate principal amount of its newly issued 5.125% Senior Notes due 2027 for a like principal amount of any or all of its outstanding 5.125% Senior Notes due 2027.  The exchange offer expired at 5:00 p.m. New York City time on June 26, 2017 and settlement occurred on June 30, 2017.

A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information contained in this Current Report on Form 8-K and the related press release is being furnished pursuant to Item 7.01, Regulation FD Disclosure. The information and press release furnished is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated June 30, 2017, entitled “AECOM announces completion of exchange offer.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

AECOM

Dated: June 30, 2017	By:	/s/ David Y. Gan
David Y. Gan
Senior Vice President, Deputy General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated June 30, 2017, entitled “AECOM announces completion of exchange offer.”